Exhibit 99.1

CONTACT:	Vince Arnone President and CEO (630) 845-4500	Devin Sullivan Senior Vice President The Equity Group Inc. (212) 836-9608

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2022 SECOND QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill. – August 10, 2022 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control, and water treatment in utility and industrial applications, today reported financial results for the second quarter and six months ended June 30, 2022.

“Revenues increased 22% during the second quarter of 2022, led by higher sales at our Air Pollution Control (APC) business segment,” said Vincent J. Arnone, President and CEO. “Selling, general and administrative expenses declined, our operating loss narrowed, and we ended the second quarter with $33.3 million in total cash and cash equivalents, and no debt. We announced $3.6 million of new APC awards during the quarter and commenced operations of a new FUEL CHEM TIFI® Targeted In-Furnace Injection system at a coal-fired unit in the western United States. We also validated the best-in-class oxygen transfer efficiency of our Dissolved Gas Infusion technology; these results, which have been attested to by two independent water treatment experts, will be available in a soon to be published white paper.”

Q2 2022 Consolidated Results Overview

Consolidated revenues for the second quarter ended June 30, 2022 (“Q2 2022”) rose to $6.4 million from $5.2 million in the second quarter of 2021 (“Q2 2021”), reflecting a $1.8 million increase at APC, driven by the timing of project execution and new APC orders. Consolidated revenues were partially offset by a $0.6 million decline in revenues at FUEL CHEM, due to the loss of one customer from permanent plant retirement and unforeseen plant outages.

Gross margin for Q2 2022 was 42.1% of revenues compared to 49.5% of revenues in Q2 2021, reflecting lower gross profit margin at both operating segments.

SG&A expenses fell to $2.9 million in Q2 2022 from $3.0 million in Q2 2021.

Operating loss narrowed to $(0.5) million from an operating loss of $(0.7) million in Q2 2021.

Net loss in Q2 2022 was $(0.4) million, or $(0.01) per share, compared to net loss of $(0.8) million, or $(0.03) per share, in Q2 2021.

APC segment revenues rose to $2.7 million from $1.0 million in Q2 2021, for the reasons cited above. APC gross margin in Q2 2022 was 34.2% compared to 48.6% in Q2 2021, due to a modification in product and project mix.

FUEL CHEM segment revenues were $3.6 million compared to $4.2 million in Q2 2021, for the reasons cited above. Segment gross margin in Q2 2022 was 48.0% compared to 49.7% in Q2 2021, due to lower revenues and higher material, freight, and labor cost.

Adjusted EBITDA loss was $(0.2) million in Q2 2022 compared to Adjusted EBITDA loss of $(0.6) million in Q2 2021.

Consolidated Backlog

Consolidated backlog at June 30, 2022 rose to $10.5 million from $9.1 million at December 31, 2021.

Financial Condition

At June 30, 2022, cash and cash equivalents were $31.3 million, restricted cash equivalents were $2.0 million, stockholders’ equity was $44.6 million, or $1.47 per share, and the Company had no long-term debt.

Study Validates Oxygen Transfer Efficiency of Dissolved Gas Infusion (DGITM) Technology

Fuel Tech’s DGI technology is an innovative alternative to current aeration technologies.  DGI utilizes two patent-pending technologies to ensure optimal gas delivery to target water and wastewater process applications.  The first is a next generation pressurized saturator for gas transfer to a slipstream of water, and the second is an innovative channel injector delivery system to distribute the gas-saturated slipstream with minimal gas loss to the water treatment reservoir.

In a soon-to-be-published white paper verified and certified by two independent third party experts, DGI demonstrated that greater than 99% of the oxygen supplied to the DGI system was delivered to the treatment reservoir as dissolved oxygen with no loss to the atmosphere. DGI’s channel injector was fully capable of transferring oxygen-infused water to the treatment reservoir while only being placed twenty-four inches below surface level, without any measurable loss of oxygen to the environment or any delay in flow of oxygen to react in the aqueous phase.

DGI has the potential to displace or enhance traditional aeration technologies by:

●	Enhancing or increasing the capacity of underperforming aeration systems

●	Providing supplementary oxygen for existing operations

●	Delivering residual DO at higher concentrations and dosing rates than traditional technologies, or

●	Meeting demand immediately for wastewater streams during process upsets, changing requirements or short retention scenarios

The benefits to be derived from the application of DGI are many and include:  regulatory compliance, increased treatment capacity and the avoidance of material capital spending, water preservation, the minimization of chemical utilization, odor control and improving overall water quality for humans and wildlife.

Mr. Arnone commented, “We believe that these results, which we will release to the public shortly,  represent a foundational component of our ongoing DGI business development strategy and product commercialization efforts.”

Conference Call

Management will host a conference call on Thursday, August 11, 2022 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●    (877) 423-9820 (Domestic) or

●    (201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)(in thousands, except share and per share data)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$31,308	$35,893
Restricted cash and cash equivalents	1,990	891
Accounts receivable, net	6,424	3,259
Inventories, net	405	348
Prepaid expenses and other current assets	856	1,074
Total current assets	40,983	41,465
Property and equipment, net of accumulated depreciation of $18,379 and $18,243, respectively	4,556	4,609
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $369 and $341, respectively	416	448
Restricted cash	—	270
Right-of-use operating lease assets	236	242
Other assets	811	824
Total assets	$49,118	$49,974
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,348	$1,561
Accrued liabilities:
Operating lease liabilities - current	118	113
Employee compensation	677	688
Other accrued liabilities	887	861
Total current liabilities	4,030	3,223
Operating lease liabilities - non-current	111	122
Deferred income taxes, net	139	139
Other liabilities	255	290
Total liabilities	4,535	3,774
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 31,272,303 and 31,227,300 shares issued, and 30,296,297 and 30,263,791 shares outstanding, respectively	313	312
Additional paid-in capital	164,244	164,199
Accumulated deficit	(115,903)	(114,549)
Accumulated other comprehensive loss	(1,896)	(1,604)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(2,251)	(2,234)
Total stockholders’ equity	44,583	46,200
Total liabilities and stockholders’ equity	$49,118	$49,974

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per-share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues	$6,368	$5,218	$11,903	$10,251
Costs and expenses:
Cost of sales	3,690	2,635	6,935	5,310
Selling, general and administrative	2,874	2,957	5,928	6,057
Research and development	289	315	509	730
	6,853	5,907	13,372	12,097
Operating loss	(485)	(689)	(1,469)	(1,846)
Interest expense	(4)	(5)	(9)	(9)
Interest income	8	2	9	3
Other income (expense), net	134	(76)	124	1,482
Loss before income taxes	(347)	(768)	(1,345)	(370)
Income tax expense	(9)	(10)	(9)	(10)
Net loss	$(356)	$(778)	$(1,354)	$(380)
Net loss per common share:
Basic net loss per common share	$(0.01)	$(0.03)	$(0.04)	$(0.01)
Diluted net loss per common share	$(0.01)	$(0.03)	$(0.04)	$(0.01)
Weighted-average number of common shares outstanding:
Basic	30,296,000	30,264,000	30,282,000	28,895,000
Diluted	30,296,000	30,264,000	30,282,000	28,895,000

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net loss	$(356)	$(778)	$(1,354)	$(380)
Other comprehensive (loss) income:
Foreign currency translation adjustments	(222)	133	(292)	(60)
Comprehensive loss	$(578)	$(645)	$(1,646)	$(440)

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended
	June 30,
	2022	2021
Operating Activities
Net loss	$(1,354)	$(380)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	182	319
Amortization	50	71
Loss on disposal of equipment	—	13
Provision for doubtful accounts, net of recoveries	43	23
Stock-based compensation, net of forfeitures	46	40
Gain of forgiveness on Paycheck Protection Plan Loan	—	(1,556)
Changes in operating assets and liabilities:
Accounts receivable	(3,245)	3,079
Inventories	(58)	(97)
Prepaid expenses, other current assets and other non-current assets	205	681
Accounts payable	812	(943)
Accrued liabilities and other non-current liabilities	(2)	(1,021)
Net cash (used in) provided by operating activities	(3,321)	229
Investing Activities
Purchases of equipment and patents	(138)	(237)
Net cash used in investing activities	(138)	(237)
Financing Activities
Proceeds from sale of common stock issued in connection with private placement	—	25,812
Costs related to sale of common stock issued in connection with private placement	—	(1,783)
Taxes paid on behalf of equity award participants	(17)	(52)
Net cash (used in) provided by financing activities	(17)	23,977
Effect of exchange rate fluctuations on cash	(280)	(13)
Net (decrease) increase in cash, cash equivalents and restricted cash and cash equivalents	(3,756)	23,956
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period (Note 2)	37,054	12,606
Cash, cash equivalents and restricted cash and cash equivalents at end of period (Note 2)	$33,298	$36,562

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

BUSINESS SEGMENT FINANCIAL DATA

(Unaudited)

(in thousands)

	Air Pollution	FUEL CHEM
Three months ended June 30, 2022	Control Segment	Segment	Other	Total
Revenues from external customers	$2,738	$3,630	$—	$6,368
Cost of sales	(1,802)	(1,888)	—	(3,690)
Gross margin	936	1,742	—	2,678
Selling, general and administrative	—	—	(2,874)	(2,874)
Research and development	—	—	(289)	(289)
Operating income (loss) from operations	$936	$1,742	$(3,163)	$(485)

	Air Pollution	FUEL CHEM
Three months ended June 30, 2021	Control Segment	Segment	Other	Total
Revenues from external customers	$986	$4,232	$—	$5,218
Cost of sales	(507)	(2,128)	—	(2,635)
Gross margin	479	2,104	—	2,583
Selling, general and administrative	—	—	(2,957)	(2,957)
Research and development	—	—	(315)	(315)
Operating income (loss) from operations	$479	$2,104	$(3,272)	$(689)

	Air Pollution	FUEL CHEM
Six months ended June 30, 2022	Control Segment	Segment	Other	Total
Revenues from external customers	$4,942	$6,961	$—	$11,903
Cost of sales	(3,231)	(3,704)	—	(6,935)
Gross margin	1,711	3,257	—	4,968
Selling, general and administrative	—	—	(5,928)	(5,928)
Research and development	—	—	(509)	(509)
Operating income (loss) from operations	$1,711	$3,257	$(6,437)	$(1,469)

	Air Pollution	FUEL CHEM
Six months ended June 30, 2021	Control Segment	Segment	Other	Total
Revenues from external customers	$1,893	$8,358	$—	$10,251
Cost of sales	(1,038)	(4,272)	—	(5,310)
Gross margin	855	4,086	—	4,941
Selling, general and administrative	—	—	(6,057)	(6,057)
Research and development	—	—	(730)	(730)
Operating income (loss) from operations	$855	$4,086	$(6,787)	$(1,846)

FUEL TECH, INC.

GEOGRAPHIC INFORMATION

(Unaudited)

(in thousands)

Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
United States	$4,279	$4,588	$7,967	$9,051
Foreign	2,089	630	3,936	1,200
	$6,368	$5,218	$11,903	$10,251

	June 30,	December 31,
	2022	2021
Assets:
United States	$45,934	$46,271
Foreign	3,184	3,703
	$49,118	$49,974

FUEL TECH, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net Loss	$(356)	$(778)	$(1,354)	$(380)
Interest (income) expense, net	(4)	3	-	6
Income tax expense	9	10	9	10
Depreciation expense	88	151	182	319
Amortization expense	36	37	50	71
EBITDA	(227)	(577)	(1,113)	26
Gain on Forgiveness of Paycheck Protection Plan loan	-	-	-	(1,566)
Stock compensation expense	28	20	46	40
ADJUSTED EBITDA	(199)	(557)	(1,067)	(1,500)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.